Exhibit 11.1:  Computation of Per Share Earnings


                                                                 Quarter ended
(dollar amounts in thousands except                                 March 31,
            per share)                                          ----------------

                                                                  1997      1996
                                                                  ----      ----

Net income - primary and fully diluted                          $1,415    $1,284
                                                                ======    ======

Weighted Average Common Stock
       and Common Equivalent Stock

Weighted average common stock outstanding                        2,565     2,703

Assumed conversion (as of the beginning of
        each period or upon issuance during a
        period) of stock options outstanding at
        the end of each period                                     172       120

Weighted average common stock outstanding -
               primary                                           2,737     2,823
                                                                 =====     =====

Weighted average common stock outstanding                        2,565     2,703

Assumed conversion (as of the beginning of
        each period or upon issuance during a
        period) of stock options outstanding at
        the end of each period                                     175       127

Weighted average common stock outstanding -
         fully diluted                                           2,740     2,830
                                                                 =====     =====

Earnings per Weighted Average Common Share                      $0.552    $0.475

Earnings per Common and Common Equivalent Share

               Primary                                          $0.517    $0.455
                                                                ------    ------

         Fully Diluted                                          $0.516    $0.454
                                                                ------    ------


Average shares outstanding and per share data have been restated to reflect a 6-for-5 split effected in the form of a stock dividend paid on June 19, 1996